July 30, 1986
Capital Research and Management Company
333 South Hope Street
Los Angeles, CA   90071
 Re: Investment Letter
Gentlemen:
      The American Funds Tax-Exempt Series I, a Massachusetts business trust, (the "Trust") hereby offers to sell to you 1924.759 shares of beneficial interest of the Tax-Exempt Fund of Maryland and 1924.759 shares of beneficial interest of the Tax-Exempt Fund of Virginia, with no par value (the "Shares") at a price of $14.2875 per share upon the following terms and conditions :
      You agree to pay to the Trust the aggreregate purchase price of $55,000 against delivery of a statement confirming the registration of the 1924.759 Shares of each Fund in your name.
      You represent to the Trust that you are purchasing the Shares of each Fund for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Shares is in payment for an equity interest and does not represent a loan or temporary advance by you.
     Very truly yours,
     THE AMERICAN FUNDS TAX-EXEMPT SERIES I
     By      /s/

         Stephen Hartwell, Trustee
Confirmed and agreed to July 30,1986
CAPITAL RESEARCH AND MANAGEMENT COMPANY
By    /s/ Paul G. Haaga, Jr.

        July 30, 1986
Washington Management Corporation
1101 Vermont N.W.
Washington , D.C.  20005
  Re: Investment Letter
Gentlemen:
  The American Funds Tax-Exempt Series I, a Massachusetts business trust, (the "Trust) hereby offers to sell to you 1574.803 shares of beneficial interest of the Tax-Exempt Fund of Maryland and 1574.803 shares of beneficial interest of the Tax-Exempt Fund of Virginia, with no par value (the "Shares" ) at a price of $14.2875 per share upon the following terms and conditions :
  You agree to pay to the Trust the aggregate purchase price of $45,000 against delivery of a statement confirming the registration of the 1574.803 Shares of each Fund in your n name.
  You represent to the Trust that you are purchasing the Shares of each Fund for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Shares is in payment for an equity interest and does not represent a loan or temporary advance to you.
     Very truly yours,
     THE AMERICAN FUNDS TAX-EXEMPT SERIES I
     By             /s/

         Stephen Hartwell, Trustee
Confirmed and agreed to July 30, 1986
WASHINGTON MANAGEMENT CORPORATION
By   /s/ Harry J. Lister